   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                  NORTH CAROLINA                                        56-0556998
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                            Identification No.)

                               1915 REXFORD ROAD
                             POST OFFICE BOX 33068
                              CHARLOTTE, NC 28233
                                 (704) 364-3120
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                JOHN H. MAXHEIM
                             CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       PIEDMONT NATURAL GAS COMPANY, INC.
                               1915 REXFORD ROAD
                        CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 364-3120
           (Name, address, including zip code, and telephone numbers, including area code, of agent for service)
                             ---------------------

                                WITH COPIES TO:

                              JERRY W. AMOS, ESQ.
                            AMOS & JEFFRIES, L.L.P.
                        230 NORTH ELM STREET, SUITE 1230
                        GREENSBORO, NORTH CAROLINA 27401
                                 (910) 273-5569
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

    If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form S-3 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                       PROPOSED             PROPOSED
TITLE OF EACH                                     AMOUNT                MAXIMUM              MAXIMUM             AMOUNT OF
CLASS OF SECURITIES                               TO BE             OFFERING PRICE          AGGREGATE          REGISTRATION
TO BE REGISTERED                                REGISTERED            PER UNIT(1)       OFFERING PRICE(1)           FEE
- ------------------------------------------------------------------------------------------------------------------------------
Common Stock no par value...............     1,725,000 shares           $27.56             $47,545,312            $14,408
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on September 8, 1997, pursuant to Rule 457(c).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                              [SEPTEMBER 9, 1997]

PROSPECTUS
- ----------

                       PIEDMONT NATURAL GAS COMPANY, INC.

                                1,725,000 SHARES

                                  COMMON STOCK
                                 (NO PAR VALUE)

                             ---------------------

     Piedmont Natural Gas Company, Inc. (the "Company"), intends to offer and issue from time to time up to 1,725,000 shares of its common stock, no par value ("Common Stock"). The Common Stock may be offered at prices and on terms to be determined when an agreement to sell is made or at the time or times of sale, as the case may be, and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). The number of shares, initial public offering price and any other terms in connection with the offering and sale of the Common Stock will be set forth in an applicable Prospectus Supplement accompanying this Prospectus.

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "PNY."

     The Common Stock may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or through a combination of such methods, and also may be offered and sold directly by the Company. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the offering and sale of the Common Stock and any applicable fees, commissions or discounts will be set forth in the corresponding Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in such Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Common Stock unless accompanied by a Prospectus Supplement.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the following public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE"), and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3, of which this Prospectus is a part, and exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Company with the Commission pursuant to Section 13 of the 1934 Act, are incorporated herein by reference:

        (a) Annual Report on Form 10-K for the year ended October 31, 1996; and

        (b) Quarterly Reports on Form 10-Q for the quarters ended January 31, 1997, April 30, 1997 and July 31, 1997; Form 10-Q/A Amendment to Quarterly Report on Form 10-Q dated July 3, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereby offered shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. The documents incorporated or deemed to be incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained herein or in the Incorporated Documents shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in the accompanying Prospectus Supplement or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus does not purport to be comprehensive and is based upon information contained in the Incorporated Documents. Accordingly, the information contained herein should be read together with the information contained in the Incorporated Documents.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, PIEDMONT NATURAL GAS COMPANY, INC., 1915 REXFORD ROAD, POST OFFICE BOX 33068, CHARLOTTE, NORTH CAROLINA 28233; TELEPHONE NUMBER (704) 364-3120.

                                  THE COMPANY

     The Company is an energy and services company primarily engaged in the transportation and sale of natural gas and the sale of propane to over 623,500 residential, commercial and industrial natural gas and propane customers in North Carolina, South Carolina and Tennessee. The Company was incorporated in 1993 under the laws of the State of North Carolina under the name "PNG Acquisition Company" for the purpose of changing the state of incorporation of Piedmont Natural Gas Company, Inc., a New York corporation incorporated in 1951 ("Old Piedmont"), from New York to North Carolina, and has succeeded to all assets, rights, liabilities and obligations of Old Piedmont as a result of the merger of Old Piedmont with and into the Company effective as of March 1, 1994. The Company, as the surviving corporation in the merger, changed its name immediately following the effective time of the merger to "Piedmont Natural Gas Company, Inc."

     The principal executive offices of the Company are maintained at 1915 Rexford Road, Post Office Box 33068, Charlotte, North Carolina 28233; telephone number (704) 364-3120.

     The Company's utility operations serve over 575,000 natural gas customers. The Company and its non-utility subsidiaries and divisions are also engaged in acquiring, marketing and arranging for the transportation of natural gas to large-volume purchasers and in the sale of propane and propane appliances to over 48,500 customers in the Company's three-state service area. The Company is also engaged in Tennessee in the retailing of residential and commercial gas appliances.

     In the Carolinas, the Company's service area is comprised of numerous cities, towns and communities including Anderson, Greenville and Spartanburg in South Carolina and Charlotte, Salisbury, Greensboro, Winston-Salem, High Point, Burlington and the Hickory area in North Carolina. In Tennessee, the service area is the Nashville metropolitan area, including portions of eight adjoining counties. The Company's propane market principally is in and adjacent to its natural gas markets in all three states. The Company is principally engaged in the gas distribution industry and has no other reportable industry segments.

     The Company's utility operations are subject to regulation by the North Carolina Utilities Commission ("NCUC") and the Tennessee Regulatory Authority ("TRA") as to the issuance of securities, and by those commissions and by the Public Service Commission of South Carolina as to rates, service area, adequacy of service, safety standards, extensions and abandonment of facilities, accounting and depreciation. The Company is also subject to or affected by various federal regulations.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Common Stock will be used for general corporate purposes, including construction of additional facilities, the repayment of short-term debt and working capital needs. Pending such use, the Company may temporarily invest the net proceeds in investment grade securities. The Company may, from time to time, engage in additional capital financing of a character and in amounts to be determined by the Company in light of its needs at such time or times and in light of prevailing market conditions. If the Company elects at the time of an issuance of the Common Stock to make different or more specific use of proceeds other than that set forth herein, such use will be described in the Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

     The information set forth below is qualified in its entirety by reference to the Articles of Incorporation of the Company which are incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Articles of Incorporation, as amended, authorize 100,000,000 shares of Common Stock without par value and 175,000 shares of Preferred Stock without par value. The Board of Directors has authority to establish one or more series of Preferred Stock and has broad authority to fix and determine the designations, preferences, limitations and relative rights (including conversion rights) of each such series and to determine all variations between series. No shares of Preferred Stock are presently outstanding.

     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including election of directors. Under North Carolina law, the election of directors requires a plurality of votes cast in such election. Shareholders do not have cumulative voting rights with respect to election of directors. The Company's Article of Incorporation requires the affirmative vote of a super majority of the outstanding shares of the Company's voting stock to approve certain transactions and to take certain other action. See "Special Charter Provisions Relating to Voting Rights" below.

     Subject to any preferences that may be applicable to any shares of Preferred Stock hereafter issued from time to time, holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Company's Board of Directors out of funds legally available therefor. Some of the agreements under which the Company's long-term debt was issued contain provisions which restrict the amount of cash dividends that may be paid on Common Stock. Under the most restrictive of these provisions, all of the Company's retained earnings were free of such restrictions as of July 31, 1997.

     The holders of Common Stock are entitled, after satisfaction of the preferential rights of Preferred Stock, to share pro rata in the net assets of the Company available for distribution to shareholders in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company. Holders of Common Stock have no preemptive rights to subscribe to any securities of the Company and have no rights to convert their Common Stock into any other securities. There are no redemption provisions with respect to any shares of Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, upon issuance against full payment of the purchase price therefor, fully paid and nonassessable.

SPECIAL CHARTER PROVISIONS RELATING TO VOTING RIGHTS

     The Articles of Incorporation and By-Laws contain certain provisions which could have the effect of delaying, deferring or preventing a change in control of the Company. These provisions (1) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which serves for three years, with one class elected each year, (2) authorize the Board of Directors to fix the number of Directors and provide that the number may be changed only by
(a) the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors or (b) a majority of the entire Board of Directors,
(3) with certain exceptions, require that nominations for Directors for election at a shareholders' meeting be made at least 60 days prior to the date fixed for the meeting, (4) permit the Board of Directors to fill vacancies in the Board of Directors, (5) provide that Directors may be removed for cause only by the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors, (6) provide that the By-Laws of the Company may be amended only by (a) the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors or (b) by the Board of Directors,
(7) provide that the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors is required to amend, alter, change or repeal Article 6 of the Company's Articles of Incorporation (relating to the classified Board of Directors) or to adopt provisions inconsistent therewith, and (8) provide that special meetings of shareholders may be called by the Directors or by the Company's Secretary upon the request of the holders of 80% of the outstanding shares entitled to vote in the election of Directors.

     The Company's Articles of Incorporation also contain certain provisions applicable to any "Business Combination," defined to include any merger, consolidation, lease, sale or disposition of assets or certain other business transactions by the Company or any subsidiary of the Company involving an "interested shareholder" (defined in the Articles of Incorporation as any person that is or has announced an intention to become the beneficial owner of ten percent or more of the Company's voting stock and certain defined affiliates) or an affiliate or associate of an interested shareholder and that, together with all such other arrangements, has an aggregate fair market value and/or involves aggregate commitments of $10,000,000 or more or more than five percent of the Company's total assets or shareholders' equity as reflected on the Company's most recent fiscal year-end consolidated balance sheet. The Articles of Incorporation require the affirmative vote of not less than 66 2/3% of the voting stock of the Company, voting together as a single class, excluding any voting stock held by an interested shareholder, with respect to all Business Combinations involving the interested shareholder unless (1) the transaction is approved by the Company's Board of Directors prior to the date on which directors not affiliated with the interested shareholder and who were directors prior to the time the interested shareholder acquired such status ("Continuing Directors") comprise less than a majority of the Board of Directors, and (2) if the Business Combination involves payment of consideration to shareholders, certain minimum price and disclosure requirements are satisfied as to all shareholders, and there has been no major change in the business or equity capital structure of the Company or any change or reduction in the payment of dividends since the date the interested shareholder acquired such status.

     To meet the minimum price criteria, the shareholders must receive consideration or retain value per share after the transaction which is not less than the highest price per share paid by the interested shareholder in the transaction or within two years preceding the announcement date of the transaction, or the fair market value per share of Common Stock on the date the transaction is announced or the date on which the interested shareholder acquired such status, whichever is higher. The minimum price provisions must be met with respect to every class or series of the Company's outstanding capital stock, whether or not the interested shareholder has previously acquired shares of any particular class or series.

     The Company's Articles of Incorporation require the same 66 2/3% shareholder approval to amend or repeal the foregoing provisions or to adopt any provision inconsistent with such provisions unless the change is proposed by the Board of Directors prior to the date on which Continuing Directors comprise less than a majority of the Board.

     North Carolina Anti-Takeover Statutes. The Company's Articles of Incorporation contain language to "opt out" of the provisions of two North Carolina anti-takeover statutes which, under the North Carolina Business Corporation Act, would otherwise apply to the Company. The first of these statutes, called the "North Carolina Shareholder Protection Act," requires that any business combination (as defined therein) between a corporation and any 20% shareholder be approved by 95% percent of the corporation's voting shares. Under the second statute, called the "North Carolina Control Share Acquisition Act," control shares of a corporation that are acquired in a "control share acquisition" (as defined in the statute) have no voting rights unless such rights are granted by resolution adopted by a majority of the corporation's shareholders, and in the event such voting rights were to be granted, all other shareholders would have the right to have their shares in the corporation redeemed at their fair value, subject to certain restrictions. Because application of these statutes to the Company would create material conflicts with its existing charter provisions regarding Business Combinations, the Company's charter includes provisions stating that neither of these statutes will apply to the Company.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is Wachovia Bank of North Carolina, N.A., Winston-Salem, North Carolina.

                              PLAN OF DISTRIBUTION

     The Common Stock offered hereby may be sold from time to time in one or more transactions (i) to or through underwriters, underwriting syndicates or dealers, to be designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Company. The applicable Prospectus Supplement will set forth the terms of the offering of the Common Stock, including the name or names of any underwriters, agents or dealers, the initial public offering price of such Common Stock and the proceeds to the Company from such sales, any underwriting discounts, commissions, agency fees and other items constituting underwriters' or agents' compensation, and any discounts or concessions to be allowed or reallowed or paid to dealers.

     If underwriters are used in the sale, the Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Common Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, all of which underwriters in either case will be designated in the Prospectus Supplement corresponding to such offering. Unless otherwise set forth in the applicable Prospectus Supplement, under the terms of the underwriting agreement, the obligations of the underwriters to purchase such Common

Stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Common Stock if any are purchased.

     The Common Stock may be offered and sold directly by the Company or through agents designated by the Company from time to time. Any agent participating in the offer or sale of the Common Stock may be deemed to be an "underwriter," as that term is defined in the 1933 Act of the Common Stock so offered and sold.

     The Common Stock also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to such Common Stock. Such dealers may be deemed to be "underwriters" within the meaning of the 1933 Act. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters, dealers and agents may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the 1933 Act, or contribution from the Company to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company in the ordinary course of business.

     Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, subject to notice of issuance.

                                 LEGAL MATTERS

     The legality of the Common Stock will be passed upon for the Company by Amos & Jeffries, L.L.P. Jerry W. Amos, a partner in that firm, is General Counsel to and a Director of the Company. As of August 31, 1997, Mr. Amos beneficially owned 58,432 shares of the Company's Common Stock.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended October 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be paid by the Registrant in connection with the sale and distribution of the Securities being registered hereby, other than underwriting or broker dealer fees, discounts and commissions. All amounts are estimated except for the Securities Act registration fee.

Securities Act registration fee.............................    $ 14,408
New York Stock Exchange listing fee.........................       1,500
Printing and engraving......................................      35,000
Legal fees and expenses.....................................      35,000
Accounting fees and expenses................................      15,600
Blue Sky fees and expenses..................................       5,000
Transfer agent Fees and Expenses............................       1,500
Miscellaneous expenses......................................       5,000
                                                                --------
     Total..................................................    $113,008
                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following provisions of the North Carolina Business Corporation Act govern indemnification of officers and directors of the Company:

          SECTION 55-8-50. POLICY STATEMENT AND DEFINITIONS. (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

          (b) Definitions in this Part:

             (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

             (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

             (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

             (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

             (5) "Officer," "employee," or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

             (6) "Official capacity" means (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

             (7) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

          SECTION 55-8-51. AUTHORITY TO INDEMNIFY. (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

             (1) He conducted himself in good faith; and

             (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

             (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d) A corporation may not indemnify a director under this section:

             (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

             (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

          (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

          (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

          SECTION 55-8-52. MANDATORY INDEMNIFICATION. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

          SECTION 55-8-53. ADVANCE FOR EXPENSES. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

          SECTION 55-8-54. COURT-ORDERED INDEMNIFICATION. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

             (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

             (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

          SECTION 55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.
     (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

          (b) The determination shall be made:

             (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

             (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

             (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or
        (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision
        (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

             (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

          SECTION 55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. Unless a corporation's articles of incorporation provide otherwise:

             (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for the court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

             (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

             (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

          SECTION 55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE. (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

          (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act of corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted on this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaws provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

          (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

          SECTION 55-8-58. APPLICATION OF PART. (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

          (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

          (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

     The Company's By-Laws provide that the Company shall indemnify and hold harmless its directors, and officers of the Company who are also directors or who are designated by the Board of Directors from time to time as indemnified officers ("indemnified officers") against any obligation to pay any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including but not limited to attorneys' fees of opposing parties ("Liabilities") and for any expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding) (a "Proceeding"), including any Proceeding brought by or on behalf of the Company itself, arising out of their status as directors or officers of the Company. The Company shall also indemnify its directors and indemnified officers for their service at the Company's request as a director, officer, partner, trustee, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company shall not, however, indemnify a director or indemnified officer against Liabilities or expenses incurred on account of activities of such person that at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with the best interests of the Company, The By-Laws further provide that the Company shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted therein, if it is determined that such director or indemnified officer is entitled to indemnification thereunder.

     The Company's Articles of Incorporation, as amended, contain the following provisions:

          ARTICLE 8: A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of duty as a director, except for liability with respect to
     (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under N.C.G.S. sec. 55-8-33 (liability for unlawful distributions), (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date on which this Article 8 became effective. As used herein, the term, "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the North Carolina General Statutes are amended after approval by the Corporation's shareholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 8 shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been eliminated by the provisions of this Article 8.

     The Company has obtained and maintains a policy for directors' and officers' liability insurance. The policy is designed to protect the Company in the event it is required to pay any amounts to its directors and officers as indemnification against loss arising from certain civil claims, including certain claims under the 1933 Act, which might be made against its directors and officers by reason of any alleged "breach of duty," neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, while acting in their respective capacities as directors or officers of the Company.

ITEM 16.  LIST OF EXHIBITS.

 3.1      --  Articles of Incorporation of the Company, as amended.
 3.2      --  By-Laws of the Company, as amended (incorporated by
              reference to Exhibit C to the Proxy Statement included as Exhibit No. 2 of the Company's Registration Statement on
              Form 8-B, dated March 2, 1994, No. 1-6196).
 4.1      --  Specimen of certificate of the Company's Common Stock
              (incorporated by reference to Exhibit No. 3.3 of the Company's Registration Statement on Form 8-B, dated March 2,
              1994, No. 1-6196).
 5.1      --  Opinion of Amos & Jeffries, L.L.P., regarding legality of the shares of Common Stock being registered.
23.1      --  Consent of Amos & Jeffries, L.L.P. (included in Exhibit
              5.1).
23.2      --  Independent Auditors' Consent.
24.1      --  Powers of Attorney.

ITEM 17.  UNDERTAKINGS.

A. Post-Effective Amendments

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a posteffective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Documents by Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 9th day of September, 1997.

                                          PIEDMONT NATURAL GAS COMPANY, INC.

                                          By:       /s/ JOHN H. MAXHEIM
                                            ------------------------------------
                                                      John H. Maxheim
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURES                                   TITLE                        DATE
                     ----------                                   -----                        ----

                 /s/ JOHN H. MAXHEIM                     Director, Chairman of              September 9, 1997
- -----------------------------------------------------      the Board, President
                   John H. Maxheim                         and Chief Executive
                                                           Officer

                /s/ DAVID J. DZURICKY                    Senior Vice President-             September 9, 1997
- -----------------------------------------------------      Finance (Principal
                  David J. Dzuricky                        Financial Officer)

                  /s/ BARRY L. GUY                       Vice President and                 September 9, 1997
- -----------------------------------------------------      Controller (Principal
                    Barry L. Guy                           Accounting Officer)

                   JERRY W. AMOS*                        Director                           September 9, 1997
- -----------------------------------------------------
                    Jerry W. Amos

                                                         Director                           September  , 1997
- -----------------------------------------------------
                   C.M. Butler III

                 SAM J. DIGIOVANNI*                      Director                           September 9, 1997
- -----------------------------------------------------
                  Sam J. DiGiovanni

                   JOHN W. HARRIS*                       Director                           September 9, 1997
- -----------------------------------------------------
                   John W. Harris

                  MURIEL W. HELMS*                       Director                           September 9, 1997
- -----------------------------------------------------
                   Muriel W. Helms

                     SIGNATURES                                   TITLE                        DATE
                     ----------                                   -----                        ----
                 JOHN F. MCNAIR III*                     Director                           September 9, 1997
- -----------------------------------------------------
                 John F. McNair III

                  NED R. MCWHERTER*                      Director                           September 9, 1997
- -----------------------------------------------------
                  Ned R. McWherter

             WALTER S. MONTGOMERY, JR.*                  Director                           September 9, 1997
- -----------------------------------------------------
              Walter S. Montgomery, Jr.

               DONALD S. RUSSELL, JR.*                   Director                           September 9, 1997
- -----------------------------------------------------
               Donald S. Russell, Jr.

                JOHN E. SIMKINS, JR.*                    Director                           September 9, 1997
- -----------------------------------------------------
                John E. Simkins, Jr.

*By:          /s/ DAVID J. DZURICKY
   -----------------------------------------------
                  David J. Dzuricky
                 (Attorney-in-Fact)

                               INDEX TO EXHIBITS

                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
NUMBER                                                                           PAGE
- -------                                                                      ------------
  3.1      --  Articles of Incorporation of the Company, as amended.
  3.2      --  By-Laws of the Company, as amended (incorporated by
               reference to Exhibit C to the Proxy Statement included as
               Exhibit No. 2 of the Company's Registration Statement on
               Form 8-B, dated March 2, 1994, No. 1-6196).
  4.1      --  Specimen of certificate of the Company's Common Stock
               (incorporated by reference to Exhibit No. 3.3 of the
               Company's Registration Statement on Form 8-B, dated March 2,
               1994, No. 1-6196).
  5.1      --  Opinion of Amos & Jeffries, L.L.P., regarding legality of the shares of Common Stock being registered.
 23.1      --  Consent of Amos & Jeffries, L.L.P. (included in Exhibit
               5.1).
 23.2      --  Independent Auditors' Consent.
 24.1      --  Powers of Attorney.